EXHIBIT 99.1

PRESS RELEASE	[SUMTOTAL LOGO]

SUMTOTAL SYSTEMS ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER

ENDED SEPTEMBER 30, 2004

Narrows GAAP Loss

MOUNTAIN VIEW, CA (November 1, 2004) SumTotal Systems, Inc. (Nasdaq: SUMT), the business performance and learning technology industry’s largest single provider of technologies, processes and services, today announced its financial results for the third quarter ended September 30, 2004.

On a Generally Accepted Accounting Principles (GAAP) basis, revenue was $15.3 million in the third quarter of 2004 compared to $14.1 million in the second quarter of 2004 and $7.5 million in the third quarter of 2003. The net loss was $2.2 million or 11 cents per share compared to $4.1 million or 20 cents per share in the second quarter of 2004 and $1.4 million or 13 cents per share in the third quarter of 2003. SumTotal Systems was formed on March 18, 2004 by the merger of Docent, Inc., and Click2learn, Inc. and was accounted for as an acquisition of Docent by Click2learn. Therefore, the reported GAAP results reflect the performance of Click2learn until March 18, 2004, and for the merged company from March 18, 2004 forward.

Revenue for the third quarter on a non-GAAP basis was $16.2 million. This compares to $16.1 million in the second quarter of 2004 and $14.6 million in the third quarter of 2003. Net income on a non-GAAP basis was $0.1 million compared to a net loss of $0.5 million in the second quarter of 2004 and a net loss of $3.6 million in the third quarter of 2003. These non-GAAP financial measures exclude certain non-cash and cash items relating to the merger and related transactions, which are included in the GAAP results. The non-GAAP financial measures also include the full results of both Docent and Click2learn for the periods prior to the merger. The company believes this information, when used in conjunction with the GAAP results, may provide useful additional insight into the underlying operations of the company, but should not be considered superior to, or as a substitute for GAAP measures. A reconciliation of these numbers to the GAAP results is included in this release.

Cash, cash equivalents and short term investments at the end of the third quarter of 2004 totaled $35.5 million compared to $37.1 million at the end of the second quarter of 2004 and $34.8 million at the end of the first quarter of 2004.

“I’m particularly pleased that we continued to narrow our GAAP loss during the quarter,” said Andy Eckert, CEO of SumTotal Systems. “When we merged the two companies to form SumTotal, one of our highest priorities was achieving profitability. We are on track to achieve GAAP net income during 2005 while continuing to invest heavily in product development and customer support. SumTotal 7.0, due for general availability next month, represents a major step forward for our industry. To date, the reviews of 7.0 from our customers who are using it, and analysts who have reviewed it, have been phenomenal. It truly is a revolutionary product, and continues our track record as the industry’s innovator. Our technology leadership, when combined with our balance sheet, leading customer base, and global presence, clearly puts SumTotal as the company of choice for organizations seeking an enterprise-level partner for learning technology,” continued Eckert.

During the quarter, SumTotal highlights included:

•	New corporate customer wins at Aetna, Sovereign Bank, Forzani Group Limited, NVIDIA, Fannie Mae, Petroleos Mexicanos (Pemex), Toshiba, and MayBank.

•	Follow-on orders from clients such as Raytheon, Bank of Montreal, Wachovia, Affiliated Computer Services, Shell Canada, Toronto Dominion Bank Group, Vodafone, Southern Company, Symantec, M & T Bank, US Army and ColesMyer Limited.

•	Further expansion of SumTotal’s strong global partner network with the addition of new partners including Webex, Stanix and eHigher Education in the United States, COSMO iNet in Korea and Humansoft in the Middle East and North Africa.

•	The kick-off of the beta testing program for the SumTotal Enterprise Suite 7.0, the highly-anticipated next edition of the company’s market leading learning and business performance platform. Beta customers include such market leaders as Pfizer, Symantec, Seagate, Baker Hughes, Mercury, Motorola, US Army, Wachovia, Starwood Hotels and Bechtel, among others.

•	The launch of the popular SumTotal “Legends” Web seminar series, featuring industry thought leaders Elliot Maisie, John Cone’, Gloria Gery, Geary Rummler and Paul Greene.

Guidance

For the fourth quarter of 2004, SumTotal expects that revenue on a GAAP basis will be between $14 million and $16 million. Depending on the revenue mix, the company anticipates that the total cost of sales and operating expenses will be between $0.5 million and $1.5 million higher than the third quarter. This results from an increased level of business with partners and associated resale arrangements with its corresponding increase in license cost of sales, additional R & D and marketing expenses associated with the launch of SumTotal 7.0, higher expenses associated with the Sarbanes-Oxley 404 implementation and patent litigation expenses. The reconciling items between the GAAP and non-GAAP financials in the fourth quarter are expected to be at a similar level to the third quarter. Cash at the end of the fourth quarter is expected to be between $33 million and $34 million.

Conference Call

SumTotal Systems will host an investor conference call today, November 1, 2004 at 2:00 p.m. (Pacific); 5:00 p.m. (Eastern) to discuss the results of the third quarter ended September 30, 2004. A live audio webcast will be available to investors and the public from SumTotal’s website at www.sumtotalsystems.com/company/investors. In addition to the webcast, a telephone replay will be available beginning at approximately 5:00 p.m. (Pacific) today through the close of business on Monday, November 8th. The replay can be accessed by dialing the U.S. toll-free number: 1-800-207-7077, access code: 4060. The international dial-in number is 1-913-383-5767, access code: 4060.

About SumTotal Systems

SumTotal Systems Inc. (NASDAQ: SUMT) is the business performance and learning technology industry’s largest single provider of technologies, processes and services. Formed by the merger of industry pioneers Docent and Click2learn, the company is uniquely focused on helping organizations harness and manage mission-critical intellectual power to solve real-world business problems and produce significant bottom-line results. SumTotal has helped accelerate performance and profit for more than 600 of the world’s best-known companies and federal and local government agencies, including Microsoft, Cingular Wireless, the US Army, Air Force, Navy and Coast Guard, Vodafone, Lucent, Accenture, Cendant, Harley-Davidson, Wyeth, Wachovia and D & B. SumTotal Systems is headquartered in Mountain View, CA, with offices throughout the US, as well as London, Paris, Heidelberg, Sydney, Tokyo and Hyderabad, India.

SAFE HARBOR STATEMENT/ FORWARD-LOOKING STATEMENTS

Information in this press release and the accompanying conference call contain forward-looking statements. These statements represent SumTotal System’s expectations or beliefs concerning future events and include statements, among others, regarding SumTotal System’s estimated development and shipment date for its new product, SumTotal 7.0, financial guidance regarding revenue, profitability, bookings, guidance, expectation, cash balance, projections, operating expenses, and growth of the company, customer satisfaction, expected synergies and resulting cost savings from the merger, future business, industry leadership, timing and features of our product offerings, and customer benefits, and market acceptance of our solutions. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to (i) SumTotal Systems limited operating history, and its, along with its predecessor companies history of losses; (ii) delay in development or shipment of our new product, SumTotal 7.0, anticipated to be at the end of fiscal year 2004; (iii) inability to fix in a timely fashion, or unanticipated, bugs, errors or defects that materially impact the functionality or usability of SumTotal 7.0; (iv) customers or partners delaying purchasing or upgrade decisions until SumTotal 7.0 is released; (v) acceptance of SumTotal Systems’ current and future product offerings; (vi) long sales cycles for closing software contracts and seasonality in purchasing decisions; (vii) an emerging and rapidly evolving market; (viii) adverse changes in general economic or market conditions; (ix) continued market uncertainty with respect to the merger and the challenges of integrating Docent and Click2learn into one company and additional restructuring costs, including without limitation, personnel changes; (x) dependence on the growth of SumTotal’s market and fluctuation in customer spending; (xi) delays or reductions in information technology spending; (xii) the ability to attract and retain highly qualified employees, and the risk of losing employees; (xiii) intense competition in the marketplace causing, among other things, pricing pressure; (xiv) failure to comply with Section 404 of Sarbanes-Oxley and/or material weaknesses or significant deficiencies in our internal controls; (xv) increase of litigation related costs, as well as the cost of potential settlements; (xvi) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties; and (xvii) other events and other important factors disclosed previously and from time to time in SumTotal’s filings with the Securities and Exchange Commission, including the quarterly report filed on Form 10Q on August 12, 2004. SumTotal Systems assumes no obligation to update the information in this press release or in the accompanying conference call.

Contact: Neil Laird at 650-934-9525 or Nlaird@sumtotalsystems.com

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SumTotal Systems, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended September 30		Nine-Months Ended September 30
	2004	2003	2004	2003
Revenue:
License	$5,634	$2,625	$13,762	$7,570
Service and maintenance	9,653	4,888	22,714	16,073

Total revenue	15,287	7,513	36,476	23,643

Cost of revenue:
License	168	137	372	440
Service and maintenance	4,614	2,391	12,370	7,512
Amortization of intangible assets	1,507	353	3,408	823

Total cost of revenue	6,289	2,881	16,150	8,775

Gross margin	8,998	4,632	20,326	14,868

Operating expenses:
Research and development	2,910	1,633	8,192	4,365
Sales and marketing	5,527	2,860	15,567	9,134
General and administrative	2,932	1,467	7,775	4,217
Restructuring charge	—	—	1,137	—
In-process research and development	—	—	1,326	—

Total operating expenses	11,369	5,960	33,997	17,716

Loss from operations	(2,371)	(1,328)	(13,671)	(2,848)
Interest expense	—	(27)	(121)	(122)
Other income (expense), net	9	—	(349)	—
Interest income	97	19	203	21
Equity in losses of affiliate	—	(25)	(169)	(75)

Loss before provision for income taxes	(2,265)	(1,361)	(14,107)	(3,024)
Provision (credit) for income taxes	(47)	8	29	26

Net loss	$(2,218)	$(1,369)	$(14,136)	$(3,050)

Net loss per share, basic and diluted	$(0.11)	$(0.13)	$(0.80)	$(0.35)

Weighted average common shares outstanding	20,535	10,361	17,601	8,837

SumTotal Systems, Inc.

Non-GAAP Financial Measure Statements of Operations (1)

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended September 30
	2004	2003
Revenue:
License	$5,922	$5,578
Service and maintenance	10,293	8,979

Total revenue	16,215	14,557

Cost of revenue:
License	200	228
Service and maintenance	4,597	4,336
Amortization of intangible assets	378	353

Total cost of revenue	5,175	4,917

Gross margin	11,040	9,640

Operating expenses:
Research and development	2,876	4,018
Sales and marketing	5,410	6,863
General and administrative	2,826	2,439

Total operating expenses	11,112	13,320

Loss from operations	(72)	(3,680)
Interest expense	—	(27)
Other income, net	9	87
Interest income	97	106
Equity in losses of affiliate	—	(25)

Income (loss) before provision for income taxes	34	(3,539)
Provision (credit) for income taxes	(47)	85

Net income (loss)	$81	$(3,624)

Net income (loss) per share, basic	$0.00	$(0.18)

Net income (loss) per share, diluted	$0.00	$(0.18)

Weighted average common shares outstanding, basic	20,535	19,943

Weighted average common shares outstanding, diluted	21,543	19,943

(1)	Use of Non-GAAP Financial Measures

SumTotal prepares a Statement of Operations for internal use on a Non-GAAP basis. Management uses this data to provide it with greater visibility on the underlying operations and cash flows of the company and to provide better visibility on how the current results compare to the historic results of both Docent and Click2learn. Specifically, these Non-GAAP financial measures exclude the impact of the deferred revenue and prepaid license cost adjustments resulting from the merger between Docent and Click2learn on March 18, 2004. They also exclude certain cash and non-cash charges arising from the merger and related transactions including stock based compensation, amortization of intangibles and restructuring costs. They also include the full results of both Docent and Click2learn for the periods prior to the merger. The company believes this information, when used in conjunction with the GAAP statement of operations, may provide useful additional insight into the underlying operations of the company, but should not be considered superior to, or as a substitute for, GAAP measures. A reconciliation of the GAAP and Non-GAAP numbers is also provided.

SumTotal Systems, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations (1)

Three-Months Ended September 30, 2004

(in thousands, except per share amounts)

(Unaudited)

	SumTotal Systems GAAP Statement of Operations	Docent Merger Adjustments		Non-GAAP Statement of Operations
Revenue:
License	$5,634	$288	(a)	$5,922
Service and maintenance	9,653	640	(a)	10,293

Total revenue	15,287	928		16,215

Cost of revenue:
License	168	32	(a)	200
Service and maintenance	4,614	(17	)(b)	4,597
Amortization of intangible assets	1,507	(1,129	)(c)	378

Total cost of revenue	6,289	(1,114)		5,175

Gross margin	8,998	2,042		11,040

Operating expenses:
Research and development	2,910	(34	)(b)	2,876
Sales and marketing	5,527	(117	)(b)	5,410
General and administrative	2,932	(106	)(b)	2,826

Total operating expenses	11,369	(257)		11,112

Loss from operations	(2,371)	2,299		(72)
Other income, net	9	—		9
Interest income	97	—		97

Income (loss) before provision for income taxes	(2,265)	2,299		34
Provision (credit) for income taxes	(47)	—		(47)

Net income (loss)	$(2,218)	$2,299		$81

Net income (loss) per share, basic	$(0.11)	$—		$0.00

Net income (loss) per share, diluted	$(0.11)	$—		$0.00

Weighted average common shares outstanding, basic	20,535	—		20,535

Weighted average common shares outstanding, diluted	20,535	1,008	(d)	21,543

(1)	Use of Non-GAAP Financial Measures

SumTotal prepares a Statement of Operations for internal use on a Non-GAAP basis. Management uses this data to provide it with greater visibility on the underlying operations and cash flows of the company and to provide better visibility on how the current results compare to the historic results of both Docent and Click2learn. Specifically, these Non-GAAP financial measures exclude the impact of the deferred revenue and prepaid license cost adjustments resulting from the merger between Docent and Click2learn on March 18, 2004. They also exclude certain cash and non-cash charges arising from the merger and related transactions including stock based compensation, amortization of intangibles and restructuring costs. They also include the full results of both Docent and Click2learn for the periods prior to the merger. The company believes this information, when used in conjunction with the GAAP statement of operations, may provide useful additional insight into the underlying operations of the company, but should not be considered superior to, or as a substitute for, GAAP measures. A reconciliation of the GAAP and Non-GAAP numbers is also provided.

(2)	Non-GAAP adjustments

(a)	Add back the Docent deferred revenue as of March 18, 2004 that was not applied against the acquisition purchase price and would otherwise have been recognized as revenue from July 1, 2004 to September 30, 2004 and associated prepaid license costs.
(b)	Charge for stock-based compensation associated with Docent options.
(c)	Amortization of intangibles acquired as a result of the Docent acquisition and related transactions.
(d)	Adjustment for dilutive effect of stock options and warrants.

SumTotal Systems, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations (1)

Three-Months Ended September 30, 2003

(in thousands, except per share amounts)

(Unaudited)

	Click2learn	Docent	Adjustments		Non-GAAP Statement of Operations
Revenue:
License	$2,625	$2,953	$—		$5,578
Service and maintenance	4,888	4,091	—		8,979

Total revenue	7,513	7,044	—		14,557

Cost of revenue:
License	137	91	—		228
Service and maintenance	2,391	1,961	(16	)(a)	4,336
Amortization of intangible assets	353	220	(220	)(b)	353

Total cost of revenue	2,881	2,272	(236)		4,917

Gross margin	4,632	4,772	236		9,640

Operating expenses:
Research and development	1,633	2,405	(20	)(a)	4,018
Sales and marketing	2,860	4,075	(72	)(a)	6,863
General and administrative	1,467	1,045	(73	)(a)	2,439

Total operating expenses	5,960	7,525	(165)		13,320

Loss from operations	(1,328)	(2,753)	401		(3,680)
Interest expense	(27)	—	—		(27)
Other income, net	—	87	—		87
Interest income	19	87	—		106
Equity in losses of affiliate	(25)	—	—		(25)

Loss before provision for income taxes	(1,361)	(2,579)	401		(3,539)
Provision for income taxes	8	77	—		85

Net loss	$(1,369)	$(2,656)	$401		$(3,624)

Net loss per share, basic and diluted	$(0.13)	$(0.28)	$—		$(0.18)

Weighted average common shares outstanding, basic and diluted	10,361	9,582	—		19,943

(1)	Use of Non-GAAP Financial Measures

SumTotal prepares a Statement of Operations for internal use on a Non-GAAP basis. Management uses this data to provide it with greater visibility on the underlying operations and cash flows of the company and to provide better visibility on how the current results compare to the historic results of both Docent and Click2learn. Specifically, these Non-GAAP financial measures exclude the impact of the deferred revenue and prepaid license cost adjustments resulting from the merger between Docent and Click2learn on March 18, 2004. They also exclude certain cash and non-cash charges arising from the merger and related transactions including stock based compensation, amortization of intangibles and restructuring costs. They also include the full results of both Docent and Click2learn for the periods prior to the merger. The company believes this information, when used in conjunction with the GAAP statement of operations, may provide useful additional insight into the underlying operations of the company, but should not be considered superior to, or as a substitute for, GAAP measures. A reconciliation of the GAAP and Non-GAAP numbers is also provided.

(2)	Non-GAAP adjustments

(a)	Charge for Docent stock-based compensation.
(b)	Amortization of Docent intangibles acquired as a result of a prior acquisition.

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2004	March 31, 2004(1)
Assets
Current assets:
Cash and cash equivalents	$35,430	$34,801
Short term investments	47	—
Accounts receivable, net	12,089	13,942
Prepaid expenses and other current assets	1,468	1,996

Total current assets	49,034	50,739
Property and equipment, net	2,639	3,135
Goodwill	27,878	27,878
Intangible assets, net	10,878	13,360
Other assets	1,141	794

Total assets	$91,570	$95,906

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	2,786	2,587
Accrued compensation and benefits	3,338	3,467
Other accrued liabilities	2,975	4,016
Restructuring accrual	721	1,518
Deferred revenue	12,071	9,681

Total current liabilities	21,891	21,269
Stockholders' equity	69,679	74,637

Total liabilities and stockholders' equity	$91,570	$95,906

(1)	The March 31, 2004 balance sheet is presented as a comparative because that is the first post acquisition balance sheet.